        Exhibit 99.1
MSCI Reports Financial Results for
Second Quarter and Six Months 2025

New York – July 22, 2025 – MSCI Inc. (“MSCI” or the “Company”) (NYSE: MSCI), a leading provider of critical decision support tools and services for the global investment community, today announced its financial results for the three months ended June 30, 2025 (“second quarter 2025”) and six months ended June 30, 2025 (“six months 2025”).

Financial and Operational Highlights for Second Quarter 2025
(Note: Unless otherwise noted, percentage and other changes are relative to the three months ended June 30, 2024 (“second quarter 2024”) and Run Rate percentage changes are relative to June 30, 2024).

•Operating revenues of $772.7 million, up 9.1%; Organic operating revenue growth of 8.3%
•Recurring subscription revenues up 7.9%; Asset-based fees up 12.7%
•Operating margin of 55.0%; Adjusted EBITDA margin of 61.4%
•Diluted EPS of $3.92, up 16.3%; Adjusted EPS of $4.17, up 14.6%
•Organic recurring subscription Run Rate growth of 7.4%; Retention Rate of 94.4%
•In second quarter 2025 and through July 21, 2025, a total of $131.2 million or 250,818 shares were repurchased at an average repurchase price of $523.20
•Approximately $139.3 million in dividends were paid to shareholders in second quarter 2025; Cash dividend of $1.80 per share declared by MSCI Board of Directors for third quarter 2025

	Three Months Ended			Six Months Ended
	June 30,	June 30,		June 30,	June 30,
In thousands, except per share data (unaudited)	2025	2024	% Change	2025	2024	% Change
Operating revenues	$772,679	$707,949	9.1%	$1,518,505	$1,387,914	9.4%
Operating income	$425,234	$382,608	11.1%	$802,257	$721,990	11.1%
Operating margin %	55.0%	54.0%		52.8%	52.0%

Net income	$303,650	$266,758	13.8%	$592,250	$522,712	13.3%

Diluted EPS	$3.92	$3.37	16.3%	$7.63	$6.59	15.8%
Adjusted EPS	$4.17	$3.64	14.6%	$8.17	$7.17	13.9%

Adjusted EBITDA	$474,379	$429,955	10.3%	$900,020	$813,528	10.6%
Adjusted EBITDA margin %	61.4%	60.7%		59.3%	58.6%

“MSCI delivered another quarter of strong financial performance, along with 17 percent asset-based-fee (ABF) run-rate growth fueled by record AUM levels in ETF products linked to our indexes. In fact, we saw more cash flows into equity ETFs tied to our indexes than any other index provider. Among client segments, we posted double-digit subscription run-rate growth with banks and broker-dealers, wealth managers, hedge funds, and asset owners, plus steady growth and high retention with asset managers,” said Henry A. Fernandez, Chairman and CEO of MSCI.

“Across all segments, MSCI is expanding our existing solutions to support different use cases while developing new solutions for an increasingly diverse client base. We continue to benefit from our resilient financial model and integrated products, which offer the scalability, depth, and innovation clients need to advance their strategies,” Mr. Fernandez added.

Second Quarter Consolidated Results
Operating Revenues: Operating revenues were $772.7 million, up 9.1%. Organic operating revenue growth was 8.3%. The $64.7 million increase was the result of $41.3 million in higher recurring subscription revenues and $20.8 million in higher asset-based fees.
Run Rate and Retention Rate: Total Run Rate at June 30, 2025 was $3,106.7 million, up 10.7%. Recurring subscription Run Rate increased by $188.9 million, and asset-based fees Run Rate increased by $110.5 million. Organic recurring subscription Run Rate growth was 7.4%. Retention Rate in second quarter 2025 was 94.4%, compared to 94.8% in second quarter 2024.

Expenses: Total operating expenses were $347.4 million, up 6.8%. Adjusted EBITDA expenses were $298.3 million, up 7.3%, primarily reflecting higher compensation and benefits costs as a result of increased headcount costs as well as higher severance costs, partially offset by an adjustment to the fair value of contingent consideration related to the Fabric acquisition.

Total operating expenses excluding the impact of foreign currency exchange rate fluctuations (“ex-FX”) and adjusted EBITDA expenses ex-FX increased 6.1% and 6.5%, respectively.

Operating Income: Operating income was $425.2 million, up 11.1%. Operating income margin in second quarter 2025 was 55.0%, compared to 54.0% in second quarter 2024.

Headcount: As of June 30, 2025, we had 6,208 employees, reflecting a 2.5% increase, with 29.6% and 70.4% of employees located in developed market and emerging market locations, respectively.

Other Expense (Income), Net: Other expense (income), net was $47.4 million, up 11.2%, primarily driven by lower interest income reflecting lower average cash balances as well as unfavorable foreign currency exchange rate fluctuations.

Income Taxes: The effective tax rate was 19.6% in the second quarter 2025 compared to 21.5% in second quarter 2024. The effective tax rate was driven lower by the non-taxable contingent consideration adjustment discussed above, compared to unfavorable discrete items in the prior year.

Net Income: As a result of the factors described above, net income was $303.7 million, up 13.8%.

Adjusted EBITDA: Adjusted EBITDA was $474.4 million, up 10.3%. Adjusted EBITDA margin in second quarter 2025 was 61.4%, compared to 60.7% in second quarter 2024.

Index Segment:

Table 1A: Results (unaudited)

	Three Months Ended			Six Months Ended
	June 30,	June 30,		June 30,	June 30,
In thousands	2025	2024	% Change	2025	2024	% Change
Operating revenues:
Recurring subscriptions	$235,647	$217,032	8.6%	$468,977	$429,984	9.1%
Asset-based fees	184,072	163,281	12.7%	361,487	313,540	15.3%
Non-recurring	15,114	16,879	(10.5)%	26,112	27,540	(5.2)%
Total operating revenues	434,833	397,192	9.5%	856,576	771,064	11.1%
Adjusted EBITDA expenses	104,675	90,202	16.0%	214,847	186,314	15.3%
Adjusted EBITDA	$330,158	$306,990	7.5%	$641,729	$584,750	9.7%
Adjusted EBITDA margin %	75.9%	77.3%		74.9%	75.8%

Index operating revenues were $434.8 million, up 9.5%. The $37.6 million increase was primarily driven by $20.8 million in higher asset-based fees and $18.6 million in higher recurring subscription revenues. Organic operating revenue growth for Index was 9.3%.

The growth in recurring subscription revenues was primarily driven by growth from market-cap weighted Index products.

The growth in revenues attributed to asset-based fees was primarily driven by ETFs linked to MSCI equity indexes and non-ETF indexed funds linked to MSCI indexes, in each case primarily driven by increased average AUM.

Index Run Rate as of June 30, 2025, was $1.7 billion, up 12.2%. The $187.6 million increase was comprised of a $110.5 million increase in asset-based fees Run Rate and a $77.1 million increase in recurring subscription Run Rate. The increase in asset-based fees Run Rate was primarily driven by higher AUM in both ETFs linked to MSCI equity indexes and non-ETF indexed funds linked to MSCI indexes. The increase in recurring subscription Run Rate was primarily driven by growth from market cap-weighted and custom Index products. The increase reflected growth across all regions and client segments. Organic recurring subscription Run Rate growth for Index was 8.6%.

Analytics Segment:

Table 1B: Results (unaudited)

	Three Months Ended			Six Months Ended
	June 30,	June 30,		June 30,	June 30,
In thousands	2025	2024	% Change	2025	2024	% Change
Operating revenues:
Recurring subscriptions	$169,781	$162,128	4.7%	$339,536	$322,679	5.2%
Non-recurring	7,922	3,867	104.9%	10,352	7,282	42.2%
Total operating revenues	177,703	165,995	7.1%	349,888	329,961	6.0%
Adjusted EBITDA expenses	85,097	84,323	0.9%	181,252	176,077	2.9%
Adjusted EBITDA	$92,606	$81,672	13.4%	$168,636	$153,884	9.6%
Adjusted EBITDA margin %	52.1%	49.2%		48.2%	46.6%

Analytics operating revenues were $177.7 million, up 7.1%. The $11.7 million increase was primarily driven by growth from recurring subscriptions related to both Multi-Asset Class and

Equity Analytics products. The increase was also driven by growth in non-recurring revenues primarily driven by certain one-time contract items, timing of implementation revenue and overage fees. Organic operating revenue growth for Analytics was 6.6%.

Analytics Run Rate as of June 30, 2025, was $730.6 million, up 8.3%. The increase of $56.0 million was primarily driven by growth in both Multi-Asset Class and Equity Analytics products, and reflected growth across all regions and client segments. Organic recurring subscription Run Rate growth for Analytics was 6.8%.

Sustainability and Climate Segment:

Table 1C: Results (unaudited)

	Three Months Ended			Six Months Ended
	June 30,	June 30,		June 30,	June 30,
In thousands	2025	2024	% Change	2025	2024	% Change
Operating revenues:
Recurring subscriptions	$87,027	$78,000	11.6%	$169,764	$154,418	9.9%
Non-recurring	1,884	1,855	1.6%	3,766	3,321	13.4%
Total operating revenues	88,911	79,855	11.3%	173,530	157,739	10.0%
Adjusted EBITDA expenses	57,234	55,925	2.3%	118,032	112,718	4.7%
Adjusted EBITDA	$31,677	$23,930	32.4%	$55,498	$45,021	23.3%
Adjusted EBITDA margin %	35.6%	30.0%		32.0%	28.5%

Sustainability and Climate operating revenues were $88.9 million, up 11.3%. The $9.1 million increase was primarily driven by growth from recurring subscriptions related to Ratings and Climate products, with growth primarily attributable to EMEA. Organic operating revenue growth for Sustainability and Climate was 7.1%.

Sustainability and Climate Run Rate as of June 30, 2025, was $369.8 million, up 10.8%. The $36.1 million increase primarily reflects growth in Climate and Ratings products with contributions across all regions. The increase is primarily driven by growth in asset manager, wealth manager and asset owner client segments. Organic recurring subscription Run Rate growth for Sustainability and Climate was 6.5%.

All Other – Private Assets:

Table 1D: Results (unaudited)

	Three Months Ended			Six Months Ended
	June 30,	June 30,		June 30,	June 30,
In thousands	2025	2024	% Change	2025	2024	% Change
Operating revenues:
Recurring subscriptions	$70,313	$64,309	9.3%	$137,132	$127,443	7.6%
Non-recurring	919	598	53.7%	1,379	1,707	(19.2)%
Total operating revenues	71,232	64,907	9.7%	138,511	129,150	7.2%
Adjusted EBITDA expenses	51,294	47,544	7.9%	104,354	99,277	5.1%
Adjusted EBITDA	$19,938	$17,363	14.8%	$34,157	$29,873	14.3%
Adjusted EBITDA margin %	28.0%	26.8%		24.7%	23.1%

All Other – Private Assets, which reflect the Real Assets and Private Capital Solutions operating segments, operating revenues, were $71.2 million, up 9.7%. The growth in revenue is primarily driven by growth from recurring subscriptions in Private Capital Solutions related to Private Capital Intel, Total Plan Portfolio Management and Transparency Data products, as well as growth from recurring subscriptions in Real Assets related to Index Intel product. Organic operating revenue growth for All Other – Private Assets was 8.2%.

All Other – Private Assets Run Rate was $280.3 million as of June 30, 2025, up 7.6%, primarily driven by growth from Private Capital Solutions related to Private Capital Intel, Transparency Data and Total Plan Portfolio Management products, and reflected growth across all regions. The increase is primarily driven by growth in asset owner and asset manager client segments. Organic recurring subscription Run Rate growth for All Other – Private Assets was 6.0%.

Select Balance Sheet Items and Capital Allocation

Cash Balances and Outstanding Debt: Cash and cash equivalents was $347.3 million as of June 30, 2025. MSCI typically seeks to maintain minimum cash balances globally of approximately $225.0 million to $275.0 million for general operating purposes.

Total principal amounts of debt outstanding as of June 30, 2025, were $4.5 billion. The total debt to net income ratio (based on trailing twelve months net income) was 3.8x. The total debt to adjusted EBITDA ratio (based on trailing twelve months adjusted EBITDA) was 2.5x.

MSCI seeks to maintain total debt to adjusted EBITDA in a target range of 3.0x to 3.5x.

Capex and Cash Flow: Capex was $34.6 million, and net cash provided by operating activities decreased by 3.8% to $336.1 million, primarily reflecting higher operating expenses. Free cash flow (non-GAAP) for second quarter 2025 was down 6.3% to $301.6 million.

Share Count and Share Repurchases: Weighted average diluted shares outstanding were 77.5 million in second quarter 2025, down 2.2% year-over-year. Total share repurchases during the quarter were $131.2 million or 250,818 shares at an average repurchase price of $523.20. Total shares outstanding as of June 30, 2025 were 77.4 million. As of July 21, 2025, a total of approximately $1.2 billion remains on the outstanding share repurchase authorization.

Dividends: Approximately $139.3 million in dividends were paid to shareholders in second quarter 2025. On July 21, 2025, the MSCI Board of Directors declared a cash dividend of $1.80 per share for third quarter 2025, payable on August 29, 2025 to shareholders of record as of the close of trading on August 15, 2025.

Full-Year 2025 Guidance
MSCI’s guidance for the year ending December 31, 2025 (“Full-Year 2025”) is based on assumptions about a number of factors, in particular related to macroeconomic factors and the capital markets. These assumptions are subject to uncertainty, and actual results for the year could differ materially from our current guidance, including as a result of the uncertainties, risks and assumptions discussed in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our Annual Report on Form 10-K, as updated in quarterly reports on Form 10-Q and current reports on Form 8-K filed or furnished with the SEC. See “Forward-Looking Statements” below.

Guidance Item	Current Guidance for Full-Year 2025
Operating Expense	$1,405 to $1,445 million
Adjusted EBITDA Expense	$1,220 to $1,250 million
Interest Expense (including amortization of financing fees)(1)	$182 to $186 million
Depreciation & Amortization Expense	$185 to $195 million
Effective Tax Rate	17.5% to 20.0%
Capital Expenditures	$115 to $125 million
Net Cash Provided by Operating Activities	$1,525 to $1,575 million
Free Cash Flow	$1,400 to $1,460 million

(1) A portion of our annual interest expense is from our variable rate indebtedness under our revolving credit facility, while the majority is from fixed rate senior unsecured notes. Changes to the secured overnight funding rate (“SOFR”) and indebtedness levels can cause our annual interest expense to vary.

Conference Call Information
MSCI’s senior management will review the second quarter 2025 results on Tuesday, July 22, 2025 at 11:00 AM Eastern Time. To listen to the live event via webcast, visit the events and presentations section of MSCI’s Investor Relations website, https://ir.msci.com/events-and-presentations. Participants who wish to join via telephone should click here to register in advance. Registered participants will receive an email confirmation with a unique PIN to access the conference call. The earnings call webcast will include an accompanying slide presentation that can be accessed through MSCI’s Investor Relations website.

-Ends-

About MSCI Inc.
MSCI is a leading provider of critical decision support tools and services for the global investment community. With over 50 years of expertise in research, data and technology, we power better investment decisions by enabling clients to understand and analyze key drivers of risk and return and confidently build more effective portfolios. We create industry-leading research-enhanced solutions that clients use to gain insight into and improve transparency across the investment process. To learn more, please visit www.msci.com. MSCI#IR
MSCI Inc. Contacts

Investor Inquiries
jeremy.ulan@msci.com
Jeremy Ulan    +1 646 778 4184
jisoo.suh@msci.com
Jisoo Suh + 1 917 825 7111

Media Inquiries
PR@msci.com
Melanie Blanco +1 212 981 1049
Konstantinos Makrygiannis +44(0)7768 930056
Tina Tan    + 852 2844 9320

Forward-Looking Statements
This earnings release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including without limitation, MSCI’s Full-Year 2025 guidance. These forward-looking statements relate to future events or to future financial performance and involve underlying assumptions, as well as known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue,” or the negative of these terms or other comparable terminology. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond MSCI’s control and that could materially affect actual results, levels of activity, performance or achievements.
Other factors that could materially affect actual results, levels of activity, performance or achievements can be found in MSCI’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 filed with the Securities and Exchange Commission (“SEC”) on February 7, 2025 and in quarterly reports on Form 10-Q and current reports on Form 8-K filed or furnished with the SEC. If any of these risks, uncertainties or other matters materialize, or if MSCI’s underlying assumptions prove to be incorrect, actual results may vary significantly from what MSCI projected. Any forward-looking statement in this earnings release reflects MSCI’s current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to MSCI’s operations, results of operations, growth strategy and liquidity. MSCI assumes no obligation to publicly update or revise these forward-looking statements for any reason, whether as a result of new information, future events, or otherwise, except as required by law.

Website and Social Media Disclosure
MSCI uses its investor relations website ir.msci.com and social media outlets, such as LinkedIn or X (@MSCI_Inc), as channels of distribution of company information. The information MSCI posts through these channels may be deemed material. Accordingly, investors should monitor these channels, in addition to following MSCI’s press releases, SEC filings and public conference calls and webcasts. In addition, you may automatically receive email alerts and other information about MSCI when you enroll your email address by visiting the “Email Alerts” section of MSCI’s Investor Relations homepage at http://ir.msci.com/email-alerts. The contents of MSCI’s website, including its quarterly updates, blog, podcasts and social media channels are not, however, incorporated by reference into this earnings release.
Notes Regarding the Use of Operating Metrics
MSCI has presented supplemental key operating metrics as part of this earnings release, including Run Rate, Retention Rate, subscription sales, subscription cancellations and non-recurring sales.
A substantial portion of MSCI’s operating revenues is derived from recurring subscriptions or licenses for products and services that are ongoing in nature and provided over contractually agreed periods, which are subject to renewal or cancellation upon the expiration of the then-current term. In addition, we generate non-recurring revenues from one-time sales and other transactions or services that are discrete in nature or that have a defined life. The operating metrics defined below help management assess the stability and growth of this recurring-revenue base and track non-recurring revenues. There have been no changes to the methodologies used to compute these metrics compared with prior periods.
Run Rate estimates, at a specific point in time, the annualized value of the recurring portion of executed client contracts (“Client Contracts”) expected to generate revenues over the next 12 months, assuming that all such Client Contracts are renewed and using foreign exchange rates at such point in time. Run Rate includes new Client Contracts upon execution, even if the license start date and related revenue recognition occur later.
For Client Contracts where fees are linked to an investment product’s assets or trading volume or fees (referred to as “Asset-based Fees”), the Run Rate calculation is based on:
•For exchange-traded funds (“ETFs”): assets under management as of the last trading day of the period;
•For non-ETF products: the most recent client-reported assets under management; and
•For listed futures and options contracts: the most recent quarterly volumes and/or reported exchange fees.
Run Rate excludes fees associated with one-time or other non-recurring transactions.
We remove from Run Rate the annualized fee value associated with products or services under any Client Contracts when (i) we have received a notice of termination, reduction in fees, non-renewal or other clear indication that the client does not intend to continue its subscription at then current fees; and (ii) management has determined that such notice or indication reflects the client’s final decision to terminate, not renew or renew at a lower fee the applicable products or services, even if such termination or non-renewal is not yet effective (each such event, a “Subscription Cancellation”).
In general, when a client reduces the fees paid to MSCI associated with a reduction in the number of products or services to which it subscribes within a segment, or a switch between products or services within a segment, unless the client switches to a product or service that management considers a replacement, such reduction or switch is treated as a Subscription Cancellation, including for purposes of calculating MSCI’s Retention Rate (as detailed below). In the cases where the client switches products or services to a replacement service, only the net decrease, if any, is reported as a cancellation.
•In the Analytics and Sustainability and Climate operating segments, substantially all such product or service switches are treated as replacements and are netted accordingly.

•In contrast, in the Index, Real Assets, and Private Capital Solutions operating segments, such netting treatment is applied only in limited circumstances.
Organic recurring subscription Run Rate growth is defined as the period-over-period growth in Run Rate, excluding:
•The impact of changes in foreign currency exchange rates;
•The impact of acquisitions during the first 12 months following the transaction date; and
•The impact of divestitures, where Run Rate from divested businesses are excluded from prior period Run Rates.
Retention Rate is a key performance metric that provides insight into the stability and durability of MSCI’s recurring revenue base. Subscription cancellations reduce Run Rate and, over time, lower future operating revenues.
For full-year periods, Retention Rate is calculated as the retained subscription Run Rate, which is defined as the subscription Run Rate at the beginning of the fiscal year minus actual subscription cancellations during the fiscal year, expressed as a percentage of the subscription Run Rate at the beginning of the fiscal year.
For interim (non-annual) periods, Retention Rate is presented on an annualized basis. The annualized Retention Rate is calculated by:
1.Dividing annualized subscription cancellations in the period by the subscription Run Rate at the beginning of the fiscal year, to determine a cancellation rate; and
2.Subtracting that rate from 100%, to derive the annualized Retention Rate.
Retention Rate is calculated by operating segment and is based on an individual product or service level within each segment. We do not calculate Retention Rate for the portion of Run Rate attributable to Asset-based Fees.
Sales represents the annualized value of products and services that clients have committed to purchase from MSCI and that are expected to result in additional operating revenues.
Non-recurring sales represent the aggregate value of client agreements entered into during the period that generate non-recurring fees and are not included in Run Rate (as defined elsewhere herein), even if such agreements span multiple periods or years.
New recurring subscription sales represent the annualized value of additional client commitments entered into during the period - such as new Client Contracts, expansions of existing Client Contracts or price increases - that contribute to Run Rate.
Net new recurring subscription sales represent new recurring subscription sales minus the impact of Subscription Cancellations, capturing the net impact to Run Rate for the period.
Total gross sales is the sum of new recurring subscription sales and non-recurring sales.
Total net sales is total gross sales minus the impact of Subscription Cancellations.
Notes Regarding the Use of Non-GAAP Financial Measures

MSCI has presented supplemental non-GAAP financial measures as part of this earnings release. Reconciliations are provided in Tables 9 through 14 below that reconcile each non-GAAP financial measure with the most comparable GAAP measure. The non-GAAP financial measures presented in this earnings release should not be considered as alternative measures for the most directly comparable GAAP financial measures. The non-GAAP financial measures presented in this earnings release are used by management to monitor the financial performance of the business, inform business decision-making and forecast future results.
“Adjusted EBITDA” is defined as net income before (1) provision for income taxes, (2) other expense (income), net, (3) depreciation and amortization of property, equipment and leasehold improvements, (4) amortization of intangible assets and, at times, (5) certain other transactions or adjustments, including, when applicable, certain acquisition-related integration and transaction costs.
“Adjusted EBITDA expenses” is defined as operating expenses less depreciation and amortization of property, equipment and leasehold improvements and amortization of intangible assets and, at times, certain other transactions or adjustments, including, when applicable, certain acquisition-related integration and transaction costs.
“Adjusted EBITDA margin” is defined as adjusted EBITDA divided by operating revenues.
“Adjusted net income” and “adjusted EPS” are defined as net income and diluted EPS, respectively, before the after-tax impact of: the amortization of acquired intangible assets and, at times, certain other transactions or adjustments, including, when applicable, the impact related to certain acquisition-related integration and transaction costs and the impact related to write-off of deferred fees on debt extinguishment.
“Capex” is defined as capital expenditures plus capitalized software development costs.
“Free cash flow” is defined as net cash provided by operating activities, less Capex.
“Organic operating revenue growth” is defined as operating revenue growth compared to the prior year period excluding the impact of acquired businesses, divested businesses and foreign currency exchange rate fluctuations.
Asset-based fees ex-FX does not adjust for the impact from foreign currency exchange rate fluctuations on the underlying assets under management (“AUM”).
We believe adjusted EBITDA, adjusted EBITDA margin and adjusted EBITDA expenses are meaningful measures of the operating performance of MSCI because they adjust for significant one-time, unusual or non-recurring items as well as eliminate the accounting effects of certain capital spending and acquisitions that do not directly affect what management considers to be our ongoing operating performance in the period.
We believe adjusted net income and adjusted EPS are meaningful measures of the performance of MSCI because they adjust for the after-tax impact of significant one-time, unusual or non-recurring items as well as eliminate the impact of any transactions that do not directly affect what management considers to be our ongoing operating performance in the period. We also exclude the after-tax impact of the amortization of acquired intangible assets and amortization of the basis difference between the cost of the equity method investment and MSCI’s share of the net assets of the investee at historical carrying value, as these non-cash amounts are significantly impacted by the timing and size of each acquisition and therefore not meaningful to the ongoing operating performance in the period.
We believe that free cash flow is useful to investors because it relates the operating cash flow of MSCI to the capital that is spent to continue and improve business operations, such as investment in MSCI’s existing products. Further, free cash flow indicates our ability to strengthen MSCI’s balance sheet, repay our debt obligations, pay cash dividends and repurchase shares of our common stock.
We believe organic operating revenue growth is a meaningful measure of the operating performance of MSCI because it adjusts for the impact of foreign currency exchange rate fluctuations and excludes the impact of operating revenues attributable to acquired and divested businesses for the comparable prior year period, providing insight into our ongoing operating performance for the period(s) presented.
We believe that the non-GAAP financial measures presented in this earnings release facilitate meaningful period-to-period comparisons and provide a baseline for the evaluation of future results.
Adjusted EBITDA expenses, adjusted EBITDA margin, adjusted EBITDA, adjusted net income, adjusted EPS, Capex, free cash flow and organic operating revenue growth are not defined in the same manner by all companies and may not be comparable to similarly-titled non-GAAP financial measures of other companies. These measures can differ significantly from company to company depending on, among other things, long-term strategic decisions regarding capital structure, the tax jurisdictions in which companies operate and capital investments. Accordingly, the Company’s computation of these measures may not be comparable to similarly-titled measures computed by other companies.
Notes Regarding Adjusting for the Impact of Foreign Currency Exchange Rate Fluctuations
Foreign currency exchange rate fluctuations reflect the difference between the current period results as reported compared to the current period results recalculated using the foreign currency exchange rates in effect for the comparable prior period. While operating revenues adjusted for the impact of foreign currency fluctuations includes asset-based fees that have been adjusted for the impact of foreign currency fluctuations, the underlying AUM, which is the primary component of asset-based fees, is not adjusted for foreign currency fluctuations. Approximately three-fifths of the AUM is invested in securities denominated in currencies other than the U.S. dollar, and any such impact is excluded from the disclosed foreign currency-adjusted variances.

Table 2: Condensed Consolidated Statements of Income (unaudited)

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
In thousands, except per share data	2025	2024	2025	2024
Operating revenues	$772,679	$707,949	$1,518,505	$1,387,914
Operating expenses:
Cost of revenues (exclusive of depreciation and amortization)	137,667	128,109	274,457	256,623
Selling and marketing	78,210	71,454	156,917	143,622
Research and development	44,074	41,073	91,665	81,598
General and administrative	38,349	39,706	95,446	96,397
Amortization of intangible assets	43,760	40,773	87,632	79,377
Depreciation and amortization of property,
equipment and leasehold improvements	5,385	4,226	10,131	8,307
Total operating expenses(1)	347,445	325,341	716,248	665,924

Operating income	425,234	382,608	802,257	721,990

Interest income	(2,929)	(6,110)	(6,805)	(12,158)
Interest expense	46,184	46,633	92,676	93,307
Other expense (income)	4,139	2,091	7,476	4,954
Other expense (income), net	47,394	42,614	93,347	86,103

Income before provision for income taxes	377,840	339,994	708,910	635,887

Provision for income taxes	74,190	73,236	116,660	113,175
Net income	$303,650	$266,758	$592,250	$522,712

Earnings per basic common share	$3.92	$3.37	$7.64	$6.60

Earnings per diluted common share	$3.92	$3.37	$7.63	$6.59

Weighted average shares outstanding used in computing earnings per share:

Basic	77,400	79,085	77,514	79,140
Diluted	77,496	79,245	77,651	79,377

(1) Includes stock-based compensation expense of $23.4 million and $19.3 million for the three months ended June 30, 2025 and June 30, 2024, respectively. Includes stock-based compensation expense of $63.4 million and $54.0 million for the six months ended June 30, 2025 and June 30, 2024, respectively.

Table 3: Condensed Consolidated Balance Sheet (unaudited)

	As of
	June 30,	Dec. 31,
In thousands	2025	2024
ASSETS
Current assets:
Cash and cash equivalents (includes restricted cash of $3,635 and $3,497 at June 30, 2025 and December 31, 2024, respectively)	$347,318	$409,351
Accounts receivable (net of allowances of $5,707 and $5,284 at June 30, 2025 and December 31, 2024, respectively)	790,576	820,709
Other current assets	133,314	113,961
Total current assets	1,271,208	1,344,021
Property, equipment and leasehold improvements, net	85,626	70,885
Right of use assets	117,161	119,435
Goodwill	2,925,600	2,915,167
Intangible assets, net	869,190	907,613
Other non-current assets	104,891	88,318
Total assets	$5,373,676	$5,445,439

LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Deferred revenue	$1,060,335	$1,123,423
Other current liabilities	409,848	462,231
Total current liabilities	1,470,183	1,585,654
Long-term debt	4,513,028	4,510,816
Long-term operating lease liabilities	115,401	121,153
Other non-current liabilities	161,272	167,813
Total liabilities	6,259,884	6,385,436

Total shareholders’ equity (deficit)	(886,208)	(939,997)
Total liabilities and shareholders’ equity (deficit)	$5,373,676	$5,445,439

Table 4: Condensed Consolidated Statement of Cash Flow (unaudited)

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
In thousands	2025	2024	2025	2024
Cash flows from operating activities
Net income	$303,650	$266,758	$592,250	$522,712
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization of intangible assets	43,760	40,773	87,632	79,377
Stock-based compensation expense	23,181	19,396	63,185	53,732
Depreciation and amortization of property, equipment and leasehold improvements	5,385	4,226	10,131	8,307
Amortization of right of use assets	6,183	6,024	12,114	11,837
Loss on extinguishment of debt	—	—	—	1,510
Other adjustment	12,380	51,915	24,411	42,037
Net changes in other operating assets and liabilities	(58,401)	(39,844)	(151,848)	(70,127)
Net cash provided by operating activities	336,138	349,248	637,875	649,385

Cash flows from investing activities
Capitalized software development costs	(23,115)	(18,707)	(44,476)	(38,673)
Capital expenditures	(11,448)	(8,618)	(22,948)	(12,889)
Cash paid for acquisitions, net of cash acquired	—	(19,647)	—	(27,467)
Other	—	(153)	(43)	(429)
Net cash used in investing activities	(34,563)	(47,125)	(67,467)	(79,458)

Cash flows from financing activities
Repurchase of common stock held in treasury	(138,491)	(241,718)	(351,584)	(311,709)
Payment of dividends	(139,744)	(126,918)	(283,528)	(258,223)
Repayment of borrowings	(149,875)	—	(214,875)	(339,063)
Proceeds from borrowings	115,000	—	215,000	336,875
Proceeds from exercise of stock options	3,914	—	4,308	—
Payment of contingent consideration and deferred purchase price from acquisitions	(11,906)	—	(12,145)	—
Payment of debt issuance costs	—	—	—	(3,739)
Net cash used in financing activities	(321,102)	(368,636)	(642,824)	(575,859)

Effect of exchange rate changes	6,174	(1,401)	10,383	(4,360)

Net increase (decrease) in cash, cash equivalents and restricted cash	(13,353)	(67,914)	(62,033)	(10,292)
Cash, cash equivalents and restricted cash, beginning of period	360,671	519,315	409,351	461,693
Cash, cash equivalents and restricted cash, end of period	$347,318	$451,401	$347,318	$451,401

Table 5: Operating Results (unaudited)

Index	Three Months Ended			Six Months Ended
	June 30,	June 30,	%	June 30,	June 30,	%
In thousands	2025	2024	Change	2025	2024	Change
Operating revenues:
Recurring subscriptions	$235,647	$217,032	8.6%	$468,977	$429,984	9.1%
Asset-based fees	184,072	163,281	12.7%	361,487	313,540	15.3%
Non-recurring	15,114	16,879	(10.5)%	26,112	27,540	(5.2)%
Total operating revenues	434,833	397,192	9.5%	856,576	771,064	11.1%
Adjusted EBITDA expenses	104,675	90,202	16.0%	214,847	186,314	15.3%
Adjusted EBITDA	$330,158	$306,990	7.5%	$641,729	$584,750	9.7%
Adjusted EBITDA margin %	75.9%	77.3%		74.9%	75.8%

Analytics	Three Months Ended			Six Months Ended
	June 30,	June 30,	%	June 30,	June 30,	%
In thousands	2025	2024	Change	2025	2024	Change
Operating revenues:
Recurring subscriptions	$169,781	$162,128	4.7%	$339,536	$322,679	5.2%
Non-recurring	7,922	3,867	104.9%	10,352	7,282	42.2%
Total operating revenues	177,703	165,995	7.1%	349,888	329,961	6.0%
Adjusted EBITDA expenses	85,097	84,323	0.9%	181,252	176,077	2.9%
Adjusted EBITDA	$92,606	$81,672	13.4%	$168,636	$153,884	9.6%
Adjusted EBITDA margin %	52.1%	49.2%		48.2%	46.6%

Sustainability and Climate	Three Months Ended			Six Months Ended
	June 30,	June 30,	%	June 30,	June 30,	%
In thousands	2025	2024	Change	2025	2024	Change
Operating revenues:
Recurring subscriptions	$87,027	$78,000	11.6%	$169,764	$154,418	9.9%
Non-recurring	1,884	1,855	1.6%	3,766	3,321	13.4%
Total operating revenues	88,911	79,855	11.3%	173,530	157,739	10.0%
Adjusted EBITDA expenses	57,234	55,925	2.3%	118,032	112,718	4.7%
Adjusted EBITDA	$31,677	$23,930	32.4%	$55,498	$45,021	23.3%
Adjusted EBITDA margin %	35.6%	30.0%		32.0%	28.5%

All Other - Private Assets	Three Months Ended			Six Months Ended
	June 30,	June 30,	%	June 30,	June 30,	%
In thousands	2025	2024	Change	2025	2024	Change
Operating revenues:
Recurring subscriptions	$70,313	$64,309	9.3%	$137,132	$127,443	7.6%
Non-recurring	919	598	53.7%	1,379	1,707	(19.2)%
Total operating revenues	71,232	64,907	9.7%	138,511	129,150	7.2%
Adjusted EBITDA expenses	51,294	47,544	7.9%	104,354	99,277	5.1%
Adjusted EBITDA	$19,938	$17,363	14.8%	$34,157	$29,873	14.3%
Adjusted EBITDA margin %	28.0%	26.8%		24.7%	23.1%

Consolidated	Three Months Ended			Six Months Ended
	June 30,	June 30,	%	June 30,	June 30,	%
In thousands	2025	2024	Change	2025	2024	Change
Operating revenues:
Recurring subscriptions	$562,768	$521,469	7.9%	$1,115,409	$1,034,524	7.8%
Asset-based fees	184,072	163,281	12.7%	361,487	313,540	15.3%
Non-recurring	25,839	23,199	11.4%	41,609	39,850	4.4%
Operating revenues total	772,679	707,949	9.1%	1,518,505	1,387,914	9.4%
Adjusted EBITDA expenses	298,300	277,994	7.3%	618,485	574,386	7.7%
Adjusted EBITDA	$474,379	$429,955	10.3%	$900,020	$813,528	10.6%
Operating margin %	55.0%	54.0%		52.8%	52.0%
Adjusted EBITDA margin %	61.4%	60.7%		59.3%	58.6%

Table 6: Sales and Retention Rate (unaudited)(1)

	Three Months Ended			Six Months Ended
	June 30,	June 30,	%	June 30,	June 30,	%
In thousands	2025	2024	Change	2025	2024	Change
Index
New recurring subscription sales	$29,274	$31,297	(6.5)%	$51,698	$54,810	(5.7)%
Subscription cancellations	(9,241)	(10,312)	(10.4)%	(17,495)	(25,014)	(30.1)%
Net new recurring subscription sales	$20,033	$20,985	(4.5)%	$34,203	$29,796	14.8%
Non-recurring sales	$17,473	$17,993	(2.9)%	$29,847	$30,804	(3.1)%
Total gross sales	$46,747	$49,290	(5.2)%	$81,545	$85,614	(4.8)%
Total Index net sales	$37,506	$38,978	(3.8)%	$64,050	$60,600	5.7%

Index Retention Rate	96.0%	95.2%		96.3%	94.2%

Analytics
New recurring subscription sales	$25,744	$21,269	21.0%	$38,962	$35,357	10.2%
Subscription cancellations	(10,915)	(6,900)	58.2%	(18,857)	(17,694)	6.6%
Net new recurring subscription sales	$14,829	$14,369	3.2%	$20,105	$17,663	13.8%
Non-recurring sales	$5,839	$4,057	43.9%	$8,041	$6,519	23.3%
Total gross sales	$31,583	$25,326	24.7%	$47,003	$41,876	12.2%
Total Analytics net sales	$20,668	$18,426	12.2%	$28,146	$24,182	16.4%

Analytics Retention Rate	93.7%	95.8%		94.6%	94.7%

Sustainability and Climate
New recurring subscription sales	$10,301	$18,557	(44.5)%	$17,535	$30,028	(41.6)%
Subscription cancellations	(5,332)	(4,570)	16.7%	(10,026)	(11,921)	(15.9)%
Net new recurring subscription sales	$4,969	$13,987	(64.5)%	$7,509	$18,107	(58.5)%
Non-recurring sales	$1,327	$2,835	(53.2)%	$3,241	$4,507	(28.1)%
Total gross sales	$11,628	$21,392	(45.6)%	$20,776	$34,535	(39.8)%
Total Sustainability and Climate net sales	$6,296	$16,822	(62.6)%	$10,750	$22,614	(52.5)%

Sustainability and Climate Retention Rate	93.8%	94.3%		94.2%	92.5%

All Other - Private Assets
New recurring subscription sales	$9,869	$11,654	(15.3)%	$19,577	$19,918	(1.7)%
Subscription cancellations	(5,858)	(5,580)	5.0%	(11,498)	(10,502)	9.5%
Net new recurring subscription sales	$4,011	$6,074	(34.0)%	$8,079	$9,416	(14.2)%
Non-recurring sales	$757	$752	0.7%	$1,818	$1,841	(1.2)%
Total gross sales	$10,626	$12,406	(14.3)%	$21,395	$21,759	(1.7)%
Total All Other - Private Assets net sales	$4,768	$6,826	(30.1)%	$9,897	$11,257	(12.1)%

All Other - Private Assets Retention Rate	91.2%	91.2%		91.4%	91.7%

Consolidated
New recurring subscription sales	$75,188	$82,777	(9.2)%	$127,772	$140,113	(8.8)%
Subscription cancellations	(31,346)	(27,362)	14.6%	(57,876)	(65,131)	(11.1)%
Net new recurring subscription sales	$43,842	$55,415	(20.9)%	$69,896	$74,982	(6.8)%
Non-recurring sales	$25,396	$25,637	(0.9)%	$42,947	$43,671	(1.7)%
Total gross sales	$100,584	$108,414	(7.2)%	$170,719	$183,784	(7.1)%
Total net sales	$69,238	$81,052	(14.6)%	$112,843	$118,653	(4.9)%

Total Retention Rate	94.4%	94.8%		94.8%	93.8%

(1) See "Notes Regarding the Use of Operating Metrics" for details regarding the definition of new recurring subscription sales, subscription cancellations, net new recurring subscription sales, non-recurring sales, total gross sales, total net sales and Retention Rate.

Table 7: AUM in ETFs Linked to MSCI Equity Indexes (unaudited)(1)(2)

	Three Months Ended					Six Months Ended
	June 30,	Sep. 30,	Dec. 31,	Mar. 31,	June 30,	June 30,	June 30,
In billions	2024	2024	2024	2025	2025	2024	2025
Beginning Period AUM in ETFs linked to
MSCI equity indexes	$1,582.6	$1,631.9	$1,761.8	$1,724.7	$1,783.1	$1,468.9	$1,724.7
Market Appreciation/(Depreciation)	21.2	111.3	(85.3)	16.4	193.0	114.0	209.4
Cash Inflows	28.1	18.6	48.2	42.0	48.5	49.0	90.5
Period-End AUM in ETFs linked to
MSCI equity indexes	$1,631.9	$1,761.8	$1,724.7	$1,783.1	$2,024.6	$1,631.9	$2,024.6

Period Average AUM in ETFs linked to
MSCI equity indexes	$1,590.6	$1,677.0	$1,755.4	$1,793.7	$1,868.7	$1,549.7	$1,831.2

Period-End Basis Point Fee(3)	2.47	2.44	2.44	2.43	2.43	2.47	2.43

(1) The historical values of the AUM in ETFs linked to our equity indexes as of the last day of the month and the monthly average balance can be found under the link “AUM in ETFs Linked to MSCI Equity Indexes” on our Investor Relations homepage at http://ir.msci.com. Information contained on our website is not incorporated by reference into this Press Release or any other report filed with the SEC. The AUM in ETFs also includes AUM in Exchange Traded Notes, the value of which is less than 1% of the AUM amounts presented.

(2) The value of AUM in ETFs linked to MSCI equity indexes is calculated by multiplying the equity ETFs net asset value by the number of shares outstanding.
(3) Based on period-end Run Rate for ETFs linked to MSCI equity indexes using period-end AUM.

Table 8: Run Rate (unaudited)(1)

	As of
	June 30,	June 30,	%	%
In thousands	2025	2024	Run Rate Growth	Organic Run Rate Growth
Index
Recurring subscriptions	$968,712	$891,633	8.6%	8.6%
Asset-based fees	757,298	646,811	17.1%	17.1%
Index Run Rate	1,726,010	1,538,444	12.2%	12.2%

Analytics Run Rate	730,640	674,609	8.3%	6.8%

Sustainability and Climate Run Rate	369,759	333,683	10.8%	6.5%

All Other - Private Assets Run Rate	280,313	260,556	7.6%	6.0%

Total Run Rate	$3,106,722	$2,807,292	10.7%	9.6%

Total recurring subscriptions	$2,349,424	$2,160,481	8.7%	7.4%
Total asset-based fees	757,298	646,811	17.1%	17.1%
Total Run Rate	$3,106,722	$2,807,292	10.7%	9.6%

(1) See "Notes Regarding the Use of Operating Metrics" for details regarding the definition of Run Rate.

Table 9: Reconciliation of Net Income to Adjusted EBITDA (unaudited)

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
In thousands	2025	2024	2025	2024
Net income	$303,650	$266,758	$592,250	$522,712
Provision for income taxes	74,190	73,236	116,660	113,175
Other expense (income), net	47,394	42,614	93,347	86,103
Operating income	425,234	382,608	802,257	721,990
Amortization of intangible assets	43,760	40,773	87,632	79,377
Depreciation and amortization of property,
equipment and leasehold improvements	5,385	4,226	10,131	8,307
Acquisition-related integration and transaction costs(1)	—	2,348	—	3,854
Consolidated adjusted EBITDA	$474,379	$429,955	$900,020	$813,528

Index adjusted EBITDA	$330,158	$306,990	$641,729	$584,750
Analytics adjusted EBITDA	92,606	81,672	168,636	153,884
Sustainability and Climate adjusted EBITDA	31,677	23,930	55,498	45,021
All Other - Private Assets adjusted EBITDA	19,938	17,363	34,157	29,873
Consolidated adjusted EBITDA	$474,379	$429,955	$900,020	$813,528

(1) Represents transaction expenses and other costs directly related to the acquisition and integration of acquired businesses, including professional fees, severance expenses, regulatory filing fees and other costs, in each case that are incurred no later than 12 months after the close of the relevant acquisition.

Table 10: Reconciliation of Net Income and Diluted EPS to Adjusted Net Income and Adjusted EPS (unaudited)

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
In thousands, except per share data	2025	2024	2025	2024
Net income	$303,650	$266,758	$592,250	$522,712
Plus: Amortization of acquired intangible assets	24,200	25,893	50,017	51,160
Plus: Acquisition-related integration and transaction costs(1)	—	2,348	—	3,854
Plus: Write-off of deferred fees on debt extinguishment	—	—	—	1,510
Less: Income tax effect(2)	(4,919)	(6,164)	(8,231)	(10,172)
Adjusted net income	$322,931	$288,835	$634,036	$569,064

Diluted EPS	$3.92	$3.37	$7.63	$6.59
Plus: Amortization of acquired intangible assets	0.31	0.32	0.64	0.64
Plus: Acquisition-related integration and transaction costs(1)	—	0.03	—	0.05
Plus: Write-off of deferred fees on debt extinguishment	—	—	—	0.02
Less: Income tax effect(2)	(0.06)	(0.08)	(0.10)	(0.13)
Adjusted EPS	$4.17	$3.64	$8.17	$7.17

Diluted weighted average common shares outstanding	77,496	79,245	77,651	79,377

(1) Represents transaction expenses and other costs directly related to the acquisition and integration of acquired businesses, including professional fees, severance expenses, regulatory filing fees and other costs, in each case that are incurred no later than 12 months after the close of the relevant acquisition.

(2) Adjustments relate to the tax effect of non-GAAP adjustments, which were determined based on the nature of the underlying non-GAAP adjustments and their relevant jurisdictional tax rates.

Table 11: Reconciliation of Operating Expenses to Adjusted EBITDA Expenses (unaudited)

	Three Months Ended		Six Months Ended		Full-Year
	June 30,	June 30,	June 30,	June 30,	2025
In thousands	2025	2024	2025	2024	Guidance (1)
Total operating expenses	$347,445	$325,341	$716,248	$665,924	$1,405,000 - $1,445,000
Amortization of intangible assets	43,760	40,773	87,632	79,377
Depreciation and amortization of property,
equipment and leasehold improvements	5,385	4,226	10,131	8,307	$185,000 - $195,000
Acquisition-related integration and transaction costs(2)	—	2,348	—	3,854
Consolidated adjusted EBITDA expenses	$298,300	$277,994	$618,485	$574,386	$1,220,000 - $1,250,000

Index adjusted EBITDA expenses	$104,675	$90,202	$214,847	$186,314
Analytics adjusted EBITDA expenses	85,097	84,323	181,252	176,077
Sustainability and Climate adjusted EBITDA expenses	57,234	55,925	118,032	112,718
All Other - Private Assets adjusted EBITDA expenses	51,294	47,544	104,354	99,277
Consolidated adjusted EBITDA expenses	$298,300	$277,994	$618,485	$574,386	$1,220,000 - $1,250,000

(1) We have not provided a full line-item reconciliation for total operating expenses to adjusted EBITDA expenses for this future period because we believe such a reconciliation would imply a degree of precision and certainty that could be confusing to investors and we are unable to reasonably predict certain items contained in the GAAP measure without unreasonable efforts. This is due to the inherent difficulty of forecasting the timing or amount of various items that have not yet occurred and are out of the Company's control or cannot be reasonably predicted. For the same reasons, the Company is unable to address the probable significance of the unavailable information. Forward-looking non-GAAP financial measures provided without the most directly comparable GAAP financial measures may vary materially from the corresponding GAAP financial measures. See “Forward-Looking Statements” above.

(2) Represents transaction expenses and other costs directly related to the acquisition and integration of acquired businesses, including professional fees, severance expenses, regulatory filing fees and other costs, in each case that are incurred no later than 12 months after the close of the relevant acquisition.

Table 12: Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow (unaudited)

	Three Months Ended		Six Months Ended		Full-Year
	June 30,	June 30,	June 30,	June 30,	2025
In thousands	2025	2024	2025	2024	Guidance (1)
Net cash provided by operating activities	$336,138	$349,248	$637,875	$649,385	$1,525,000 - $1,575,000
Capital expenditures	(11,448)	(8,618)	(22,948)	(12,889)
Capitalized software development costs	(23,115)	(18,707)	(44,476)	(38,673)
Capex	(34,563)	(27,325)	(67,424)	(51,562)	($115,000 - $125,000)
Free cash flow	$301,575	$321,923	$570,451	$597,823	$1,400,000 - $1,460,000

(1) We have not provided a line-item reconciliation for free cash flow to net cash provided by operating activities for this future period because we believe such a reconciliation would imply a degree of precision and certainty that could be confusing to investors and we are unable to reasonably predict certain items contained in the GAAP measure without unreasonable efforts. This is due to the inherent difficulty of forecasting the timing or amount of various items that have not yet occurred and are out of the Company's control or cannot be reasonably predicted. For the same reasons, the Company is unable to address the probable significance of the unavailable information. Forward-looking non-GAAP financial measures provided without the most directly comparable GAAP financial measures may vary materially from the corresponding GAAP financial measures. See “Forward-Looking Statements” above.

Table 13: Second Quarter 2025 Reconciliation of Operating Revenue Growth to Organic Operating Revenue Growth (unaudited)

	Comparison of the Three Months Ended June 30, 2025 and 2024
	Total	Recurring Subscription	Asset-Based Fees	Non-Recurring Revenues
Index	Change Percentage	Change Percentage	Change Percentage	Change Percentage
Operating revenue growth	9.5%	8.6%	12.7%	(10.5)%
Impact of acquisitions and divestitures	—%	—%	—%	—%
Impact of foreign currency exchange rate fluctuations	(0.2)%	(0.3)%	—%	—%
Organic operating revenue growth	9.3%	8.3%	12.7%	(10.5)%

	Total	Recurring Subscription	Asset-Based Fees	Non-Recurring Revenues
Analytics	Change Percentage	Change Percentage	Change Percentage	Change Percentage
Operating revenue growth	7.1%	4.7%	—%	104.9%
Impact of acquisitions and divestitures	—%	—%	—%	—%
Impact of foreign currency exchange rate fluctuations	(0.5)%	(0.4)%	—%	(4.7)%
Organic operating revenue growth	6.6%	4.3%	—%	100.2%

	Total	Recurring Subscription	Asset-Based Fees	Non-Recurring Revenues
Sustainability and Climate	Change Percentage	Change Percentage	Change Percentage	Change Percentage
Operating revenue growth	11.3%	11.6%	—%	1.6%
Impact of acquisitions and divestitures	—%	—%	—%	—%
Impact of foreign currency exchange rate fluctuations	(4.2)%	(4.3)%	—%	(3.1)%
Organic operating revenue growth	7.1%	7.3%	—%	(1.5)%

	Total	Recurring Subscription	Asset-Based Fees	Non-Recurring Revenues
All Other - Private Assets	Change Percentage	Change Percentage	Change Percentage	Change Percentage
Operating revenue growth	9.7%	9.3%	—%	53.7%
Impact of acquisitions and divestitures	—%	—%	—%	—%
Impact of foreign currency exchange rate fluctuations	(1.5)%	(1.5)%	—%	(1.9)%
Organic operating revenue growth	8.2%	7.8%	—%	51.8%

	Total	Recurring Subscription	Asset-Based Fees	Non-Recurring Revenues
Consolidated	Change Percentage	Change Percentage	Change Percentage	Change Percentage
Operating revenue growth	9.1%	7.9%	12.7%	11.4%
Impact of acquisitions and divestitures	—%	—%	—%	—%
Impact of foreign currency exchange rate fluctuations	(0.8)%	(1.0)%	—%	(1.1)%
Organic operating revenue growth	8.3%	6.9%	12.7%	10.3%

Table 14: Six Months 2025 Reconciliation of Operating Revenue Growth to Organic Operating Revenue Growth (unaudited)

	Comparison of the Six Months Ended June 30, 2025 and 2024
	Total	Recurring Subscription	Asset-Based Fees	Non-Recurring Revenues
Index	Change Percentage	Change Percentage	Change Percentage	Change Percentage
Operating revenue growth	11.1%	9.1%	15.3%	(5.2)%
Impact of acquisitions and divestitures	—%	(0.1)%	—%	—%
Impact of foreign currency exchange rate fluctuations	(0.1)%	(0.1)%	—%	—%
Organic operating revenue growth	11.0%	8.9%	15.3%	(5.2)%

	Total	Recurring Subscription	Asset-Based Fees	Non-Recurring Revenues
Analytics	Change Percentage	Change Percentage	Change Percentage	Change Percentage
Operating revenue growth	6.0%	5.2%	—%	42.2%
Impact of acquisitions and divestitures	—%	—%	—%	—%
Impact of foreign currency exchange rate fluctuations	(0.1)%	(0.1)%	—%	(2.3)%
Organic operating revenue growth	5.9%	5.1%	—%	39.9%

	Total	Recurring Subscription	Asset-Based Fees	Non-Recurring Revenues
Sustainability and Climate	Change Percentage	Change Percentage	Change Percentage	Change Percentage
Operating revenue growth	10.0%	9.9%	—%	13.4%
Impact of acquisitions and divestitures	—%	—%	—%	—%
Impact of foreign currency exchange rate fluctuations	(1.9)%	(1.9)%	—%	(1.0)%
Organic operating revenue growth	8.1%	8.0%	—%	12.4%

	Total	Recurring Subscription	Asset-Based Fees	Non-Recurring Revenues
All Other - Private Assets	Change Percentage	Change Percentage	Change Percentage	Change Percentage
Operating revenue growth	7.2%	7.6%	—%	(19.2)%
Impact of acquisitions and divestitures	—%	—%	—%	—%
Impact of foreign currency exchange rate fluctuations	(0.5)%	(0.5)%	—%	(0.8)%
Organic operating revenue growth	6.7%	7.1%	—%	(20.0)%

	Total	Recurring Subscription	Asset-Based Fees	Non-Recurring Revenues
Consolidated	Change Percentage	Change Percentage	Change Percentage	Change Percentage
Operating revenue growth	9.4%	7.8%	15.3%	4.4%
Impact of acquisitions and divestitures	—%	—%	—%	—%
Impact of foreign currency exchange rate fluctuations	(0.3)%	(0.4)%	—%	(0.5)%
Organic operating revenue growth	9.1%	7.4%	15.3%	3.9%